UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

LEVER GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	88-1455444
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Level II, 9255 W. Sunset Blvd.

West Hollywood, CA 90069

(800) 309-5983

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not applicable	None

Securities Act registration statement file number to which this form relates: 333-266157

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.0001

Item 1. Description of Registrant’s Securities to be registered.

A description of the shares of Common Stock, par value $0,0001 to be registered hereunder is contained in the section entitled “Description of Securities” in the prospectus contained in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2022 (File No. 333-266157) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus and supplements to the prospectus relating thereto filed subsequently under the Securities Act of 1933.

Item 2. Exhibits

The documents listed below are filed as exhibits to this Registration Statement:

EXHIBIT NO.

3.1*	Articles of Incorporation
3.2*	By-laws
3.3*	Certificate of Designation Series A Preferred Stock
4.1*	Sample Subscription Agreement
5.0*	Opinion of Counsel on the legality of securities being registered
23.1*	Consent of Independent PCOAB public accounting firm.
23.2*	Consent of Attorney (filed as part of Exhibit 5.0)

*	Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on July 15, 2022.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LEVER GLOBAL CORPORATION

Date: July 24, 2023

By	/s/ Trent McKendrick
Chief Executive Officer/Director
(Principle Executive Officer)